CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 16, 2010, relating to the financial statements and financial highlights which appears in the December 31, 2009 Annual Report to Shareholders of JPMorgan Insurance Trust Core Bond Portfolio, JPMorgan Insurance Trust Equity Index Portfolio, JPMorgan International Equity Portfolio, JPMorgan Insurance Trust Intrepid Growth Portfolio, JPMorgan Insurance Trust Intrepid Mid Cap Portfolio, JPMorgan Insurance Trust Mid Cap Growth Portfolio, JPMorgan Insurance Trust Mid Cap Value Portfolio, JPMorgan Insurance Trust Small Cap Core Portfolio and JPMorgan Insurance Trust U.S. Equity Portfolio which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

April 23, 2010